                                                                     Exhibit AA

THE SECURITY REPRESENTED BY THIS NOTE WAS ORIGINALLY ISSUED ON MARCH 21, 1997, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THAT CERTAIN CREDIT AGREEMENT, DATED AS OF DECEMBER 20, 1996, AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, AMONG THE BORROWERS NAMED THEREIN AND THE LENDERS NAMED THEREIN.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, AND AS REQUIRED BY TREASURY REGULATION Section 1.1275-3(B)(1), INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY MAY BE OBTAINED FROM THE BORROWERS.

                     SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
                             NEW YORK SKYLINE, INC.
                          SKYLINE VIRTUAL REALITY, INC.
                              SKYLINE CHICAGO, INC.
                               SKYLINE MAGIC, INC.
                             SKYLINE LAS VEGAS, INC.


                             SENIOR PROMISSORY NOTE


March 21, 1997                                                        $500,000
New York, New York                                                       No. 6

         FOR VALUE RECEIVED, SKYLINE MULTIMEDIA ENTERTAINMENT, INC., a New York corporation ("SMEI"), NEW YORK SKYLINE, INC., a New York corporation ("NYSI"), SKYLINE VIRTUAL REALITY, INC., a Delaware corporation ("SVRI"), SKYLINE CHICAGO, INC., a Delaware corporation ("SCI"), SKYLINE MAGIC, INC., a Delaware corporation ("SMI"), SKYLINE LAS VEGAS, INC., a Delaware corporation ("SLVI") (SMEI, NYSI, SVRI, SCI, SMI and SLVI, each a "Borrower" and, jointly and severally, the "Borrowers"), each hereby jointly and severally promises to pay Bank of New York, as Trustee for Brooklyn Union Gas Company Non-Bargaining Health VEBA, and its registered assigns (the "Registered Holder") the unpaid principal amount of each Loan made by the Registered Holder to each such Borrower (as indicated on the schedule attached hereto) together with interest and premiums thereon calculated from the date hereof in accordance with the provisions of this Note.

         This Note was issued pursuant to a Senior Credit Agreement, dated as of December 20, 1996 (as amended, modified or restated from time to time, the "Credit Agreement"), among the Borrowers and the Lenders, and this Note is one of the "Senior Notes" referred to in the Credit Agreement. The Credit Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Credit Agreement are hereby incorporated herein in full by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings as set forth in the Credit Agreement.

         1. Interest. Interest will accrue on the unpaid principal amount of this Note from the date hereof at a rate of 14% per annum. Interest accrued on this Note shall be payable on December 20, 2001 (the "Final Maturity Date"). Upon the occurrence and during the continuance of an Event of Default, interest will accrue on the unpaid principal amount of this Note, all unpaid interest on this Note and all other amounts payable hereunder, to the extent permitted by applicable law, at 21% per annum.

         2. Method of Payment. Each Borrower shall pay principal, interest and all other amounts payable on this Note with respect to any Loan made by the Registered Holder to such Borrower in money of the United States that at the time of payment is legal tender for payment of public and private debts. Each Borrower shall pay principal and interest on this Note with respect to any Loan made by the Registered Holder to each Borrower by wire transfer of immediately available funds. All payments shall be applied first, to all accrued and unpaid interest hereon, second, to unpaid premiums, if any, and third, to principal.

         3. Prepayment. The Borrowers may, at any time and from time to time, prepay all or any portion of the principal amount of this Note in cash. Written notice of prepayment under this Section 3 shall be given at least 30 days but not more than 60 days before the prepayment date set forth in such notice to the Registered Holder at the address provided in or pursuant to Section 9. Any such prepayment shall be in an amount of at least $250,000 and in integrals of $50,000, or such lesser amount as equals the then outstanding principal amount of this Note being prepaid, and shall be accompanied by the cash payment of all accrued and unpaid interest on the portion of the principal then being prepaid plus a premium equal to the applicable percentage of the principal amount being prepaid, determined as follows:

During the 12-Month Period
Beginning December 20                                    Applicable Percentage
---------------------                                    ---------------------

            1996                                                 5%
            1997                                                 4%
            1998                                                 3%
            1999                                                 2%
            2000                                                 1%

Once due notice of prepayment is given, the principal amount of this Note (or applicable portion thereof) shall become due and payable on the optional prepayment date set forth in the written notice to the Registered Holder.

         4. Repayment. Each Borrower will repay this Note (with respect to any Loan made by the Registered Holder to such Borrower) in full, in cash on the Final Maturity Date at 100% of the outstanding principal amount of this Note plus accrued but unpaid interest thereon to such date.

         5. Events of Default; Remedies. Events of Default and the consequences of Events of Default are set forth in Article VIII of the Credit Agreement. All provisions of Article VIII of the Credit Agreement are specifically hereby incorporated herein in full by this reference.

         6. Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of SMEI, without expense to the Registered Holder, for a Note or Notes, dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so exchanged, or, if no interest has been paid thereon, then dated as of the date of the Note or Notes so exchanged, each in the principal amount $1,000 or any multiple thereof, for the same aggregate unpaid principal amount as the Note or Notes so surrendered for exchange and each payable to such Person or Persons, or order, as may be designated by such Registered Holder; provided, however, that upon any such exchange there shall be filed with the Borrowers the name and address for all purposes hereof of the payee of each Note delivered in exchange for this Note and such exchanged Note shall in all other respects be in the same form and have the same terms as this Note.

            7. Replacement. Upon receipt of evidence reasonable satisfactory to the Borrowers (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Borrowers (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of this Note, the Borrowers shall (at their expense) execute and deliver in lieu of such Note, a Note of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Note and dated as of the date to which interest has been paid on the unpaid principal amount of the Note so lost, stolen, destroyed or mutilated, or, if no interest has been paid thereon, then dated as of the date of the Note so lost, stolen, destroyed or mutilated.

         8. Place of Payment. Payments of principal and cash interest and other amounts payable hereunder are to be delivered at the following address:

                  Bank of New York, as Trustee for Brooklyn Union
                     Gas Company Non-Bargaining Health VEBA
                  c/o The Brooklyn Union Gas Company
                  One MetroTech Center
                  Brooklyn, NY  11201-3850

or to such other address or to the attention of such other Person as specified by prior written notice to the Borrowers.

         9. Headings; Governing Law. The headings used in this Note are for convenience of reference only and do not define or limit the provisions hereof. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         10. Note Register. Each Borrower shall maintain at its principal executive offices books for the registration and the registration of transfer of this Note. Each Borrower may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

         11. Usury Laws. It is the intention of the Borrowers and the holder(s) of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Borrowers or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holders hereof either be rebated to the Borrowers or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Borrowers. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Borrowers or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Borrowers.

         12. Certain Waivers. Each of the Borrowers hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Borrowers hereunder.

         IN WITNESS WHEREOF, each Borrower has executed and delivered this Note as of the date first above written.

                                        SKYLINE MULTIMEDIA
                                        ENTERTAINMENT, INC.

                                        By:____________________________
                                        Name:
                                        Title:


                                        NEW YORK SKYLINE, INC.

                                        By:____________________________
                                        Name:
                                        Title:


                                        SKYLINE VIRTUAL REALITY, INC.

                                        By:____________________________
                                        Name:
                                        Title:


                                        SKYLINE CHICAGO, INC.

                                        By:____________________________
                                        Name:
                                        Title:


                                        SKYLINE MAGIC, INC.

                                        By:____________________________
                                        Name:
                                        Title:


                                        SKYLINE LAS VEGAS, INC.

                                        By:____________________________
                                        Name:
                                        Title:

               BORROWER                            PRINCIPAL AMOUNT
               --------                            ----------------

Skyline Multimedia Entertainment, Inc.

New York Skyline, Inc.

Skyline Virtual Reality Inc.

Skyline Chicago, Inc.

Skyline Magic, Inc.

Skyline Las Vegas, Inc.